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                                                                 EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Cash America International, Inc. on Form S-8, of our report dated January 21, 1997, which includes an explanatory paragraph related to a change in accounting principle, on our audits of the consolidated financial statements and financial statement schedule of Cash America International, Inc.



COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
April 30, 1997